UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 24, 2012

Auxilium Pharmaceuticals, Inc.

(Exact Name of Registrant Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-50855 (Commission File Number)	23-3016883 (I.R.S. Employer Identification No.)

40 Valley Stream Parkway
Malvern, PA	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (484) 321-5900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                                             Regulation FD Disclosure.

On May 24, 2012, Auxilium Pharmaceuticals, Inc. (NASDAQ: AUXL) (“Auxilium”) and FCB I LLC (“FCB”) announced that they filed a lawsuit against Watson Laboratories, Inc. (NV); Watson Pharmaceuticals, Inc.; and Watson Pharma, Inc. (collectively, “Watson”) for infringement of FCB’s ten patents listed in the U.S. Food and Drug Administration’s (“FDA’s”) Approved Drug Products with Therapeutic Equivalence Evaluations (commonly known as the “Orange Book”) as covering Testim® 1% testosterone gel.  The lawsuit was filed in the United States District Court for the District of New Jersey on May 23, 2012.  The foregoing is qualified in its entirety by the text of the joint press release attached as Exhibit 99.1 hereto and incorporated herein by reference.  All readers are encouraged to read the entire text of the joint press release attached hereto.

Item 8.01                                             Other Events.

On May 24, 2012, Auxilium Pharmaceuticals, Inc. (NASDAQ: AUXL) (“Auxilium”) and FCB I LLC (“FCB”) announced that they filed a lawsuit against Watson  Laboratories, Inc. (NV); Watson Pharmaceuticals, Inc.; and Watson Pharma, Inc. (collectively, “Watson”) for infringement of FCB’s ten patents listed in the U.S. Food and Drug Administration’s (“FDA’s”) Approved Drug Products with Therapeutic Equivalence Evaluations (commonly known as the “Orange Book”) as covering Testim® 1% testosterone gel.  The lawsuit was filed in the United States District Court for the District of New Jersey on May 23, 2012.

Auxilium and FCB filed this lawsuit in response to a notice letter, dated April 12, 2012, sent by Watson Laboratories, Inc. (NV) regarding its filing with the FDA of Abbreviated New Drug Application (“ANDA”) No. 09-1073 for a generic 1% testosterone gel product.  This letter also stated that ANDA No. 09-1073 contained Paragraph IV certifications, under 21 U.S.C. Section 355(j) of the Federal Food, Drug, and Cosmetic Act, with respect to the nine patents listed in the Orange Book on that date as covering Testim: U.S. Patent Nos. 7,320,968; 7,608,605; 7,608,606; 7,608,607; 7,608,608; 7,608,609; 7,608,610; 7,935,690; and 8,063,029.  On May 15, 2012, a new composition patent covering Testim issued (U.S. Patent No. 8,178,518).  This patent is now also listed in the Orange Book and was included in the patent infringement lawsuit filed against Watson.  In total, ten Testim patents are now listed in the Orange Book and are expected to expire on various dates ranging from April 21, 2023 through January 18, 2025.  Auxilium and FCB remain committed to protecting their intellectual property rights, including their patent protection for Testim.

Under the Hatch-Waxman Act, as a result of the patent infringement lawsuit filed against Watson, final FDA approval of Watson’s ANDA for its proposed generic version of Testim will be stayed until at least the earlier of 30 months from the date Watson’s notice letter was received (i.e., October 13, 2014) or final resolution of the pending patent infringement lawsuit.  Should Watson receive tentative approval from the FDA for its generic version of Testim before one of those events occurs, it would not be permitted to launch its generic product in the U.S.  Watson will also not be able to launch a generic version of Testim in the U.S. until it receives the necessary final approval of its ANDA from the FDA, which includes proving to the FDA that Watson’s proposed generic product is comparable to Testim in dosage form, strength, route of administration, quality, performance characteristics, and intended use.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

99.1      Joint Press Release, dated May 24, 2012, issued by Auxilium Pharmaceuticals, Inc. and FCB I LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AUXILIUM PHARMACEUTICALS, INC.

Date: May 24, 2012	By:	/s/ Andrew I. Koven

Andrew I. Koven
Chief Administrative Officer and General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Joint Press Release, dated May 24, 2012, issued by Auxilium Pharmaceuticals, Inc. and FCB I LLC